UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 7, 2013
Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in July 2012 and thereafter, Universal Technical Institute, Inc. (the “Company”) received notice from the U.S. Department of Justice (“DOJ”) that the Company was the subject of a preliminary investigation of certain claims under the Federal False Claims Act (31 U.S.C. § 3729, et seq.). Those claims resulted from a lawsuit (the “FCA Suit”) filed under seal in November 2011 in the United States District Court for the District of Arizona (the “Court”) by a former Company employee, alleging the Company’s compensation of its admissions representatives violated the “incentive compensation ban” of Title IV of the Higher Education Act of 1965, as amended (the “HEA”), amongst other potential violations allegedly occurring over a number of years. The Company also disclosed that the same former employee had filed a complaint with the Occupational Safety and Health Administration of the U.S. Department of Labor (“DOL”) alleging retaliatory employment practices in violation of the whistleblower provisions of the Sarbanes-Oxley Act of 2002, as amended (the “DOL Complaint”).

The DOJ has informed the Company that it has declined to intervene in the FCA Suit and closed its investigation. In addition, the DOL also has informed the Company that it has closed its investigation.

Further, to avoid protracted and costly litigation, the Company separately entered into a settlement agreement (the “Settlement Agreement”) with the former employee, Linda Rawles, a former Vice President of Compliance, that resolves all of her claims against the Company. Under the terms of the Settlement Agreement, the parties were required to seek dismissal of the FCA Suit and a final agency disposition of the DOL Complaint (the “Required Dismissals”), which were obtained on October 29, 2013 and November 7, 2013, respectively.

The Settlement Agreement provides that, in return for the dismissal of her claims, Ms. Rawles will receive a payment only with respect to her claims in the DOL Complaint. The Company’s costs under the Settlement Agreement, following contribution by the Company’s insurer, will be approximately one cent per share in the 2013 fiscal fourth quarter.

The Settlement Agreement provides that the Company and all other defendants named in the FCA Suit and the DOL Complaint expressly deny any liability, wrongdoing, noncompliance or violation of applicable law or regulation.

Although the DOJ and DOL have both advised the Company that their investigations have been concluded, the U.S. Department of Education, state regulatory agencies or accrediting bodies with jurisdiction over the Company may, at any time, investigate any matter relating to the Company’s past or existing compliance with any state or federal law, including its compliance with regulations regarding the compensation of admissions representatives under the HEA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

November 8, 2013	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Universal Technical Institute, Inc., dated	November 7, 2013